Exhibit 10.20
EXTENSION AND SECOND AMENDMENT TO
MANAGEMENT AND OPERATIONAL SERVICES AGREEMENT
This Extension and Second Amendment to Management and Operational Services Agreement (“Second Amendment”) is entered into this 16 day of March, 2010, by and between Western Iowa Energy, LLC (“Western Iowa Energy”), Renewable Energy Group, Inc. (“REG Group”), REG Services Group, LLC (“REG Services”), and REG Marketing & Logistics Group, LLC (“REG Logistics”) (REG Group, REG Services, and REG Logistics are hereinafter referred to as “REG”).
WHEREAS, on or about May 9, 2005, Western Iowa Energy and West Central Cooperative (“WCC”) entered into a Management and Operational Services Agreement;
WHEREAS, WCC assigned its rights and obligations under the Management and Operational Services Agreement to REG Group on September 21, 2006;
WHEREAS, on or about November 22, 2006, REG Group and Western Iowa Energy entered into a “First Amendment to Management and Operational Services Agreement” (the agreement as revised herein the “MOSA”);
WHEREAS, REG Group has utilized REG Services and REG Logistics in meeting the obligations of REG Group in providing certain sales, marketing and logistical services to Western Iowa Energy under the MOSA;
WHEREAS, on or about April 3, 2009, REG provided written notification to Western Iowa Energy under paragraph 5 of the MOSA of the termination of the MOSA to be effective on April 3, 2010;
WHEREAS, the parties wish to extend the term of the MOSA and modify certain provisions of the MOSA; and
NOW, THEREFORE, in consideration of the following covenants, promises and undertakings, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree to extend and amend the MOSA as follows:
1.	Extension. The parties hereto agree to extend the term of the MOSA for an additional month, the MOSA to continue through and terminate after May 3, 2010.
2.	Amendment. The MOSA is amended by deleting the subsections referenced 2(A) General Manager and 2(B) Operations Manager, and inserting in lieu thereof the following:
Operations Management. REG Services will provide the operations management of the Biodiesel Facility. Included among the specific duties to be accomplished in operations management are:
•	Planning and scheduling biodiesel production to meet customer needs and marketing goals;
•	Monitor and maintain quality control processes;
•	Oversee facility and equipment maintenance;

•	Assist with budgeting and the monitoring of labor and other expenses in the operation;
•	Development of an annual budget for presentation to and approval of Western Iowa Energy’s board of managers (“Board”);
•	Attend meetings of the Board and provide information upon its request;
•	Work with Western Iowa Energy’s Board to formulate Western Iowa Energy’s mission and goals;
•	Work towards achievement of such mission and goals;
•	Hire, terminate and replace Biodiesel Facility personnel as necessary; and
•	Such other duties as may be agreed between REG Services and Western Iowa Energy.
The operations management will be accomplished using various combinations of management personnel at REG Services’ sole discretion (“Management Personnel”). All such Management Personnel shall be employees of REG Services and the employee compensation and employee benefits associated with such employees will be paid by REG Services.
The MOSA is further modified by revising any references to General Manager or Operations Manager appearing in the MOSA after 2(A) or 2(B) by substituting the term Management Personnel.
3.	Other Terms Unchanged. Except as expressly modified by this Second Amendment, all terms and provisions of the MOSA shall remain in full force and effect.
4.
Miscellaneous. Capitalized terms not defined in the text of this Second Amendment shall have the same meaning ascribed to them in the MOSA. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and may be executed and delivered by facsimile signature, which shall be considered an original.

5.
Counterpart Signatures. This Second Amendment may be executed in counterpart originals, and the counterpart originals together shall constitute the original of this Second Amendment. Facsimile or PDF copy signatures shall be treated as original signatures for this purpose.

IN WITNESS WHEREOF, Western Iowa Energy and REG Group have executed this Second Amendment as of the date first shown above.

WESTERN IOWA ENERGY, LLC		RENEWABLE ENERGY GROUP, INC.

By	/s/ William J. Horan	By	/s/ Daniel J. Oh

	Name William J. Horan		Name Daniel J. Oh
	Its Chairman		Its President

REG SERVICES GROUP, LLC

		By	/s/ Daniel J. Oh

Name Daniel J. Oh
Its President

REG MARKETING & LOGISTICS GROUP, LLC

		By	/s/ Daniel J. Oh

Name Daniel J. Oh
Its President

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